Exhibit 10.3

Superior Industries Europe AG

Gustav-Krichhoff-Str. 10, 67098 Bad Dürkheim, Germany

Herrn

Andreas Meyer

Hahnengasse 3

55232 Ensheim

Amendment Agreement to the

Management Board Member Service Contract

of Andreas Meyer dated September 26, 2019

The following Amendment Agreement to the Management Board Member Service Contract dated September 26, 2019 (hereinafter “MBMSC”) is agreed between

Superior Industries Europe AG, Gustav-Kirchhoff-Straße 10, 67098 Bad Dürkheim

and

Mr. Andreas Meyer, Hahnengasse 3, 55232 Ensheim

In accordance with the resolution of the supervisory board dated October 30, 2019 the agreed bonus payments pursuant to Article 5 para 2 (Renumeration) of the current MBMSC shall be supplemented with subparagraph (d) “sign-on bonus” as follows:

Sign-on bonus: The Board Member will also receive a 70,000 Euro sign-on bonus to help make up for the annual bonus and long-term incentive loss from his current company as a result of him leaving before year end. This bonus should be paid within the first 30 days of his employment. This sign-on bonus is not part of the base salary calculation but is considered taxable income. The Board Member understands that the signing bonus is forfeited if the Board Member fails to report to work“.

All other provisions of the MBMSC shall remain unaffected.

Southfield, Michigan October 30, 2019	Southfield, Michigan October 30, 2019

/s/ Andreas Meyer	/s/ Majdi Abulaban
Andreas Meyer	Majdi Abulaban
Chairman of the Supervisory Board
(Aufsichtsratsvorsitzender)

BANKVERBINDUNG	VORSTAND	AUFSICHTSRAT	HANDELSREGISTER
Commerzbank AG	Dr. Karsten Obenaus	Majdi Abulaban (Voesitzender)	Amtsgericht Ludwigshafen/Rhein
BIC (SWIFT): COBA DE FF XXX		Shawn Pallagi	HRB 64198
IBAN: DE25 5454 0033 0204 9880 00		Joanne Finnorn	UST-IDNR.: DE 258 154 690
Dr. Wolfgang baur